Exhibit 5.1

Opinion of Pearl Cohen Zedek Latzer Baratz LLP

March 19, 2018
Orgenesis Inc.
20271 Goldenrod Lane
Germantown, Maryland, 20876

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Orgenesis Inc., a Nevada corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-3 (the " Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus"), and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $100,000,000 aggregate offering price of securities consisting of (i) shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), (ii) debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the "Debt Securities"), (iii) warrants ("Warrants") to purchase Common Stock, or Debt Securities, (iv)  subscription rights to purchase Common Stock or Warrants (the "Rights"), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a "Rights Agreement"); and or (v) units consisting of Common Stock, Debt Securities or Warrants, or any combination thereof, in one or more series (the "Units"). The Common Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.      With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book - entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, or upon the exercise of Warrants, the applicable Indenture (as defined below) or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Common Stock or upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.      With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

3.      With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the amendment to Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

4.      With respect to the Rights, when (i) the Board has taken all necessary corporate action to approve the creation of and issuance of the Rights, (ii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (iii)  if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any rights certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated, and (vi) the Company has received the consideration provided for in the authorizing resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute valid and legally binding obligations of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. With respect to the opinions above, we have assumed that, in the case of each offering and sale of Securities, (i) all information contained in all documents reviewed by us is true and correct; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the applicable Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iv) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (v) unless such Securities constitute Common Stock, or Debt Securities issuable upon exchange or conversion of Securities constituting Common Stock or Common Stock or, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the form of indenture for senior debt securities (the "Senior Indenture") to be entered into between the Company and a trustee, in the form to be included as an exhibit to the amendment to the Registration Statement, and the form of indenture for subordinated debt securities (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures," and each, an "Indenture") to be entered into between the Company and a trustee, in the forms to be included as exhibits to the amendment to the Registration Statement, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto; (vii) at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization; (viii) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Certificate of Incorporation (together “ Charter Documents” ) and bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities; (ix) if such Securities constitute Common Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in Paragraph 3 above will have been taken; (x) if such Securities constitute Common Stock or issuable upon exercise of Warrants, the action with respect to such Warrants referred to in Paragraph 2 above will have been taken; (xi) if such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock upon exchange or conversion of such Debt Securities, the terms of such exchange or conversion and related matters and to reserve such Common Stock for issuance upon such exchange or conversion; (xii) if such Securities constitute Warrants that are exercisable for Securities constituting Common Stock or, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock upon exercise of such Warrants, the terms of such exercise and related matters and to reserve such Common Stock for issuance upon such exercise; and (xiii) if such Securities constitute Debt Securities or Rights, the applicable Indenture or Rights will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party agreement in accordance with its terms.

B. This letter is limited to matters governed by Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting such law) and by the laws of the State of Texas ("Laws").

C. This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

D. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution, and (vi) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in any Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

/s/ David Aboudi

Pearl Cohen Zedek Latzer Baratz LLP